Exhibit 99.1

M-tron Industries, Inc. Reports First Quarter 2024 Results and Reminds Stakeholders of Investor Day

•	Revenues increased $1,818,000 to $11,185,000 for the three months ended March 31, 2024 from $9,367,000 for the three months ended March 31, 2023
•	Gross margin increased 861 basis points to 42.7% for the three months ended March 31, 2024 from 34.1% for the three months ended March 31, 2023
•	Net income per diluted share increased $0.33 to $0.53 for the three months ended March 31, 2024 from $0.20 for the three months ended March 31, 2023
•	Backlog was $46,130,000 as of March 31, 2024, a decrease of $1,701,000 from $47,831,000 as of December 31, 2023 and an increase of $592,000 from $45,538,000 as of March 31, 2023
•	Adjusted EBITDA, a non-GAAP measure, increased $1,234,000 to $2,262,000 for the three months ended March 31, 2024 from $1,028,000 for the three months ended March 31, 2023

ORLANDO, Florida (May 7, 2024) — M-tron Industries, Inc. (NYSE American: MPTI) (the “Company” or “MtronPTI”) announced its financial results for the three months ended March 31, 2024.

Michael Ferrantino, MtronPTI’s Chief Executive Officer, stated, "MtronPTI's team executed exceptionally well on all fronts, delivering the highest quarterly revenues in 15+ years. We continue to execute on our operational goals and product roadmap to deliver greater value to our shareholders."

MtronPTI will host an Investor Day on Wednesday May 8, 2024 at 10:00am ET at the New York Stock Exchange to provide shareholders, analysts and other stakeholders with an in-depth look into MtronPTI's strategic direction, financial performance, and operational highlights. The event will include presentations by key members of MtronPTI’s executive leadership team, as well as opportunities for Q&A sessions.

The live presentation can be accessed via the link and information below or via MtronPTI's investor relations website at https://ir.mtronpti.com under Events and Presentations.

Link to Meeting:	https://us06web.zoom.us/j/89452383127?pwd=EJoIUqevYjlVMPuxFn4U1uFBbQ6RUz.1
Meeting ID:	894 5238 3127
Passcode:	800589

The webcast and presentation materials will be archived and available for replay.

Results from Operations

First quarter 2024 Net income was $1,486,000, or $0.53 per diluted share, compared with $553,000, or $0.20 per diluted share, in the first quarter of 2023. The increase was primarily due to higher sales related to strong defense product shipments partially offset by higher Manufacturing cost of sales consistent with the growth in revenues as well as higher Engineering, selling and administrative expenses related to higher research and development costs, higher sales commissions from an increase in revenues, and an increase in corporate expenses consistent with the overall growth in the business.

First quarter 2024 Adjusted EBITDA was $2,262,000, or $0.81 per diluted share, compared with $1,028,000, or $0.38 per diluted share, in the first quarter of 2023. The increase was primarily due to higher interest income, depreciation, and stock-based compensation.

First quarter 2024 Gross margin was 42.7% compared with 34.1% in the first quarter of 2023. The increase is primarily due to higher revenues and change in product mix to higher margin products.

Backlog was $46,130,000 as of March 31, 2024 compared to $47,831,000 as of December 31, 2023 and $45,538,000 as of March 31, 2023. The decrease in Backlog reflects an increase in revenue and timing of certain orders.

M-tron Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2024	2023
Revenues	$11,185	$9,367
Costs and expenses:
Manufacturing cost of sales	6,406	6,171
Engineering, selling and administrative	2,990	2,435
Total costs and expenses	9,396	8,606
Operating income	1,789	761
Other income (expense):
Interest income (expense), net	32	(2)
Other income (expense), net	42	(40)
Total other income (expense), net	74	(42)
Income before income taxes	1,863	719
Income tax expense	377	166
Net income	$1,486	$553

Income per common share:
Basic	$0.55	$0.21
Diluted	$0.53	$0.20

Weighted average shares outstanding:
Basic	2,716,202	2,678,434
Diluted	2,784,960	2,701,418

M-tron Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)	March 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$5,414	$3,913
Accounts receivable, net of reserves of $147, and $141, respectively	5,594	4,802
Inventories, net	9,161	8,884
Prepaid expenses and other current assets	554	588
Total current assets	20,723	18,187
Property, plant and equipment, net	4,034	4,131
Right-of-use lease asset	81	97
Intangible assets, net	40	45
Deferred income tax asset	1,896	1,835
Other assets	8	10
Total assets	$26,782	$24,305

Liabilities:
Total current liabilities	5,057	4,384
Non-current liabilities	10	26
Total liabilities	5,067	4,410

Total stockholders' equity	21,715	19,895
Total liabilities and stockholders' equity	$26,782	$24,305

Non-GAAP Financial Measures

Throughout this press release, including the results from operations, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are "Non-GAAP financial measures" under SEC rules and regulations. The non-GAAP financial measures the Company presents are listed below and may not be comparable to similarly-named measures reported by other companies. the reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the relevant tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

The Company uses the following operating performance measure because the Company believes it provides both management and investors with a more complete understanding of the underlying operational results and trends and our marketplace performance

Adjusted EBITDA is derived by excluding the items set forth below from Income before income taxes. Excluded items include the following:

•	Interest income
•	Interest expense
•	Depreciation
•	Amortization
•	Non-cash stock-based compensation
•	Other discrete items that might have a significant impact on comparable GAAP measures and could distort the evaluation of our normal operating performance

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
(in thousands, except share data)	2024	2023
Income before income taxes	$1,863	$719
Adjustments:
Interest expense (income)	(32)	2
Depreciation	219	195
Amortization	5	13
Total adjustments	192	210
EBITDA	2,055	929
Non-cash stock compensation	207	71
Excess Spin-off costs	—	28
Adjusted EBITDA	$2,262	$1,028

Adjusted EBITDA per common share:
Basic	$0.83	$0.38
Diluted	$0.81	$0.38

Weighted average shares outstanding:
Basic	2,716,202	2,678,434
Diluted	2,784,960	2,701,418

About MtronPTI

M-tron Industries, Inc. trades publicly on the NYSE American under the symbol MPTI. Originally founded in 1965, MtronPTI designs, manufactures and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, MtronPTI provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. MtronPTI has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to MtronPTI, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by MtronPTI with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2023. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. MtronPTI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For further information, please contact:

M-tron Industries, Inc. Investor Relations:

Linda M. Biles

ir@mtronpti.com